LEGG MASON INVESTORS TRUST, INC.:
                 LEGG MASON U.S SMALL-CAPITALIZATION VALUE TRUST
               AMENDED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

     Legg Mason Investors Trust, Inc. hereby adopts this Amended Multiple Class Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") on behalf of Legg Mason U.S. Small-Capitalization Value Trust (the "Fund").

A.       GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED:

         1.       Primary Class Shares.

         Primary Class shares of the Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge.

         Primary Class shares of the Fund are available to all investors except those qualified to purchase Institutional Class, Financial Intermediary Class, or Signature Class shares. Primary Class shares are also available by exchange, as described below.

         Primary Class shares of the Fund are subject to an annual distribution fee of up to 0.75% of the average daily net assets of the Primary Class shares of the Fund and an annual service fee of 0.25% of the average daily net assets of the Primary Class shares of the Fund under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

         2.       Institutional Class Shares.

         Institutional Class shares are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any service or distribution fees.

         Institutional Class shares of the Fund are offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Institutional Class prospectus. Institutional Class shares are also available for purchase by exchange, as described below.

         3.       Financial Intermediary Class Shares.

         Financial Intermediary Class shares of the Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge.

         Financial Intermediary Class shares of the Fund are subject to an annual distribution fee of up to 0.15% of the average daily net assets of the Financial Intermediary Class shares of the Fund and an annual service fee of 0.25% of the average daily net assets of the Financial Intermediary Class shares of the Fund under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

         Financial Intermediary Class shares of the Fund are offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Financial Intermediary Class prospectus. Financial Intermediary Class shares are also available for purchase by exchange, as described below.

         4.       Signature Class Shares.

         Signature Class shares of the Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge.

         Signature Class shares of the Fund are subject to an annual distribution fee of up to 0.50% of the average daily net assets of the Signature Class shares of the Fund and an annual service fee of 0.25% of the average daily net assets of the Signature Class shares of the Fund under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

         Signature Class shares of the Fund are offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Signature Class prospectus. Signature Class shares are also available for purchase by exchange, as described below.


B.       EXPENSE ALLOCATIONS OF EACH CLASS:

         Certain expenses may be attributable to a particular class of shares of the Fund ("Class Expenses"). Class Expenses are charged directly to the net assets of the particular class and, thus, are borne on a pro rata basis by the outstanding shares of that class.

         In addition to the distribution and service fees described above, each Class may also pay, but need not, a different amount of the following other expenses:

         (1) legal, printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of a specific class;

         (2)      Blue Sky fees incurred by a specific class of shares;

         (3)      SEC registration fees incurred by a specific class of shares;

         (4) expenses of administrative personnel and services required to support the shareholders of a specific class of shares;

         (5) Directors' fees incurred as a result of issues relating to a specific class of shares;

         (6) litigation expenses or other legal expenses relating to a specific class of shares;

         (7) transfer agent fees and shareholder servicing expenses identified as being attributable to a specific class; and

         (8) such other expenses actually incurred in a different amount by a class or related to a class's receipt of services of a different kind or to a different degree than another class.

C.       EXCHANGE PRIVILEGES:

         Primary Class shares of the Fund may be exchanged for or acquired through an exchange of Primary Class shares of any other Legg Mason fund. In addition, Primary Class shares may be exchanged for or acquired through an exchange of Consultant Class shares of series of The Royce Funds (except Royce Trust Shares Funds).

         Institutional Class shares of the Fund may be exchanged for or acquired through an exchange of shares of Legg Mason Cash Reserve Trust or Institutional Class shares of any other Legg Mason fund whose prospectus permits such exchanges, provided that the investor and the exchange meet the eligibility criteria of that class of that fund.

         Financial Intermediary Class shares of the Fund may be exchanged for or acquired through an exchange of shares of Legg Mason Cash Reserve Trust or Financial Intermediary Class shares of any other Legg Mason fund whose prospectus permits such exchanges, provided that the investor and the exchange meet the eligibility criteria of that class of that fund.

         Signature Class shares of the Fund may be exchanged for or acquired through an exchange of shares of Signature Class shares of any other Legg Mason fund whose prospectus permits such exchanges, or Primary Class shares of any other Legg Mason fund that does not offer Signature Class shares, in each case whose prospectus permits such exchanges, provided further that in each case of an acquisition of Signature Class shares that the investor and the exchange meet the eligibility criteria of the Signature Class.

         These exchange privileges may be modified or terminated by the Fund to the extent permitted by SEC rules or policies, and exchanges may be made only into funds that are legally available for sale in the investor's state of residence.

D.       CLASS DESIGNATION:

         Subject to approval by the Board of Directors, the Fund may alter the nomenclature for the designations of one or more of its classes of shares.

E.       ADDITIONAL INFORMATION:

         This Amended Multiple Class Plan is qualified by and subject to the terms of the then current Prospectuses for the applicable classes; provided, however, that none of the terms set forth in any such Prospectuses shall be inconsistent with the terms of the classes contained in this Plan. The Prospectuses for the Fund contain additional information about the classes and the Fund's multiple class structure.

F.       DATE OF EFFECTIVENESS:

         This Amended Multiple Class Plan is effective on _____________, 2005, provided that this Plan shall not become effective with respect to the Fund unless such action has first been approved by the vote of a majority of the Board of Directors of Legg Mason Investors Trust, Inc. and by vote of a majority of those directors who are not interested persons of the Fund, as defined in the 1940 Act.


As amended on __________, 2005

                        LEGG MASON INVESTORS TRUST, INC.:
                   LEGG MASON AMERICAN LEADING COMPANIES TRUST
               AMENDED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

         Legg Mason Investors Trust, Inc. hereby adopts this Amended Multiple Class Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") on behalf of Legg Mason American Leading Companies Trust (the "Fund").

A.       GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED:

         1.       Primary Class Shares.

         Primary Class shares of the Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge.

         Primary Class shares of the Fund are available to all investors except those qualified to purchase Institutional Class, Financial Intermediary Class, or Signature Class shares. Primary Class shares are also available by exchange, as described below.

         Primary Class shares of the Fund are subject to an annual distribution fee of up to 0.75% of the average daily net assets of the Primary Class shares of the Fund and an annual service fee of 0.25% of the average daily net assets of the Primary Class shares of the Fund under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

         2.       Institutional Class Shares.

         Institutional Class shares are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any service or distribution fees.

         Institutional Class shares of the Fund are offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Institutional Class prospectus. Institutional Class shares are also available for purchase by exchange, as described below.

         3.       Financial Intermediary Class Shares.

         Financial Intermediary Class shares of the Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge.

         Financial Intermediary Class shares of the Fund are subject to an annual distribution fee of up to 0.15% of the average daily net assets of the Financial Intermediary Class shares of the Fund and an annual service fee of 0.25% of the average daily net assets of the Financial Intermediary Class shares of the Fund under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

         Financial Intermediary Class shares of the Fund are offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Financial Intermediary Class prospectus. Financial Intermediary Class shares are also available for purchase by exchange, as described below.

         4.       Signature Class Shares.

         Signature Class shares of the Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge.

         Signature Class shares of the Fund are subject to an annual distribution fee of up to 0.50% of the average daily net assets of the Signature Class shares of the Fund and an annual service fee of 0.25% of the average daily net assets of the Signature Class shares of the Fund under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

         Signature Class shares of the Fund are offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Signature Class prospectus. Signature Class shares are also available for purchase by exchange, as described below.

B.       EXPENSE ALLOCATIONS OF EACH CLASS:

         Certain expenses may be attributable to a particular class of shares of the Fund ("Class Expenses"). Class Expenses are charged directly to the net assets of the particular class and, thus, are borne on a pro rata basis by the outstanding shares of that class.

         In addition to the distribution and service fees described above, each Class may also pay, but need not, a different amount of the following other expenses:

         (1) legal, printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of a specific class;

         (2)      Blue Sky fees incurred by a specific class of shares;

         (3)      SEC registration fees incurred by a specific class of shares;

         (4) expenses of administrative personnel and services required to support the shareholders of a specific class of shares;

         (5) Directors' fees incurred as a result of issues relating to a specific class of shares;

         (6) litigation expenses or other legal expenses relating to a specific class of shares;

         (7) transfer agent fees and shareholder servicing expenses identified as being attributable to a specific class; and

         (8) such other expenses actually incurred in a different amount by a class or related to a class's receipt of services of a different kind or to a different degree than another class.

C.       EXCHANGE PRIVILEGES:

         Primary Class shares of the Fund may be exchanged for or acquired through an exchange of Primary Class shares of any other Legg Mason fund. In addition, Primary Class shares may be exchanged for or acquired through an exchange of Consultant Class shares of series of The Royce Funds (except Royce Trust Shares Funds).

         Institutional Class shares of the Fund may be exchanged for or acquired through an exchange of shares of Legg Mason Cash Reserve Trust or Institutional Class shares of any other Legg Mason fund whose prospectus permits such exchanges, provided that the investor and the exchange meet the eligibility criteria of that class of that fund.

         Financial Intermediary Class shares of the Fund may be exchanged for or acquired through an exchange of shares of Legg Mason Cash Reserve Trust or Financial Intermediary Class shares of any other Legg Mason fund whose prospectus permits such exchanges, provided that the investor and the exchange meet the eligibility criteria of that class of that fund.

         Signature Class shares of the Fund may be exchanged for or acquired through an exchange of shares of Signature Class shares of any other Legg Mason fund whose prospectus permits such exchanges, or Primary Class shares of any other Legg Mason fund that does not offer Signature Class shares, in each case whose prospectus permits such exchanges, provided further that in each case of an acquisition of Signature Class shares that the investor and the exchange meet the eligibility criteria of the Signature Class.

         These exchange privileges may be modified or terminated by the Fund to the extent permitted by SEC rules or policies, and exchanges may be made only into funds that are legally available for sale in the investor's state of residence.

D.       CLASS DESIGNATION:

         Subject to approval by the Board of Directors, the Fund may alter the nomenclature for the designations of one or more of its classes of shares.

E.       ADDITIONAL INFORMATION:

         This Amended Multiple Class Plan is qualified by and subject to the terms of the then current Prospectuses for the applicable classes; provided, however, that none of the terms set forth in any such Prospectuses shall be inconsistent with the terms of the classes contained in this Plan. The Prospectuses for the Fund contain additional information about the classes and the Fund's multiple class structure.

F.       DATE OF EFFECTIVENESS:

         This Amended Multiple Class Plan is effective on ___________, 2005, provided that this Plan shall not become effective with respect to the Fund unless such action has first been approved by the vote of a majority of the Board of Directors of Legg Mason Investors Trust, Inc. and by vote of a majority of those directors who are not interested persons of the Fund, as defined in the 1940 Act.


As amended on _________, 2005